UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2007

AutoNation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida		33301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 769-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2007, the Board of Directors of AutoNation, Inc. (the "Company") approved the appointment of Michael J. Short as Executive Vice President and Chief Financial Officer of the Company effective as of January 15, 2007. Mr. Short will succeed J. Alexander McAllister as principal financial officer of the Company on such date, as Mr. McAllister’s tenure as Interim Chief Financial Officer will end on January 14, 2007. Mr. McAllister, however, will continue to serve as Vice President – Corporate Controller until March 31, 2007 (or an earlier date if a new Corporate Controller is appointed) as previously reported on a current report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 22, 2006.

In connection with Mr. Short’s appointment, the Compensation Committee of the Company’s Board of Directors approved a compensation arrangement for Mr. Short, the terms of which are set forth in a letter agreement entered into between the Company and Mr. Short dated December 27, 2006.

Under this letter agreement, Mr. Short will be entitled to receive an annual base salary of $525,000. Mr. Short will participate in the Company’s senior executive incentive bonus plan commencing in 2007 with a bonus target of not less than 60% of base salary, with the performance goals and other terms of the bonus to be established at a later date by the Executive Compensation Subcommittee of the Company’s Board of Directors.

Mr. Short also will receive a grant of options to purchase 200,000 shares of the Company’s common stock (the "Common Stock") on January 15, 2007, Mr. Short’s first day of employment. The stock options will have a term of 10 years and become exercisable in four equal installments on each of the first four anniversaries of the grant date. The exercise price of all such options will be the composite closing price of a share of Common Stock on the New York Stock Exchange as of 4:00 p.m. on the trading day immediately preceding the grant date, as quoted in the Wall Street Journal.

Mr. Short, age 45, has served as Executive Vice President and Chief Financial Officer of Universal City Development Partners, Ltd. (dba Universal Orlando) ("Universal Orlando") from 2000 until January 12, 2007, when his resignation from Universal Orlando is effective. From 2005 until January 12, 2007, he also has served as Treasurer and Chief Financial Officer of Universal City Florida Holding Co. I, the limited partner of Universal Orlando, and Universal City Florida Holding Co. II, the general partner of Universal Orlando. From 1992 to 2000, Mr. Short held various finance positions at Universal Orlando, Joseph E. Seagram & Sons, Inc. and IBM Corporation. Prior to that, he was a helicopter pilot and tactics instructor for the United States Navy, based out of Norfolk, Virginia. Mr. Short graduated from the United States Naval Academy in 1982 and earned an MBA from Columbia University in 1991.

A copy of the letter agreement between the Company and Mr. Short setting forth Mr. Short’s terms of employment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the press release announcing Mr. Short’s appointment as Executive Vice President and Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Letter Agreement dated December 27, 2006 between AutoNation, Inc. and Michael J. Short.

Exhibit 99.1 Press Release dated January 4, 2007 issued by AutoNation, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.

January 4, 2007	By:	/s/ Jonathan P. Ferrando

Name: Jonathan P. Ferrando
Title: Executive Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated December 27, 2006 between AutoNation, Inc. and Michael J. Short.
99.1	Press Release dated January 4, 2007 issued by AutoNation, Inc.